Exhibit 16.1

March 1, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

We have read United Community Banks, Inc.'s statements included under Item 4.01 of its Form 8-K/A filed on March 1, 2013 and we agree with such statements concerning our firm.